UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  11/14/2007

MAINSTREET BANKSHARES INC
(Exact name of registrant as specified in its charter)

Commission File Number:  333-86993

VA	54-1956616
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

730 East Church Street, Suite 30, Martinsville, VA 24112
(Address of principal executive offices, including zip code)

276-632-8054
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The Board of Directors of MainStreet BankShares, Inc. ("BankShares") met on November 14, 2007, a regularly scheduled meeting, and authorized the award of 14,160 additional stock options at $15.00 (the fair value of the BankShares stock quoted on the Over-the-Counter Bulletin Board at the close of business on that day) with an expiration date of ten years. The stock options have a vesting period of three years beginning November 14, 2008. These stock options are authorized under the 2004 Key Employee Stock Option Plan (the "Plan"), which was approved at the Annual Shareholders' Meeting on April 15, 2004. Of these stock options authorized, Larry A. Heaton, President and Chief Executive Officer of BankShares, was authorized to receive 5,796 options. With this grant, Larry A. Heaton has 61,249 stock options outstanding. Brenda H. Smith, Executive Vice President and Chief Financial Officer of BankShares, was authorized to receive 3,864 stock options. With this grant, Brenda H. Smith has 47,588 stock options outstanding.

A total of 150,700 incentive and nonqualified stock options are authorized under the Plan. With this grant a total of 136,527 stock options have been granted under the Plan.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAINSTREET BANKSHARES INC

Date: November 16, 2007	By:	/s/ LARRY A. HEATON
LARRY A. HEATON
PRESIDENT AND CHIEF EXECUTIVE OFFICER

MAINSTREET BANKSHARES INC.

Date: November 16, 2007	By:	/s/ BRENDA H. SMITH
BRENDA H. SMITH
EXECUTIVE VICE PRESIDENT/CFO